Exhibit 99.1

JANUS INTERNATIONAL GROUP REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS

Achieved 58.4% revenue growth for the fourth quarter, including 40.2% organic improvement

Delivered Adjusted EBITDA of $43.3 million in the fourth quarter, an increase of 26.7% year-over-year

Simplified capital structure with redemption of all outstanding warrants

Introduces full-year 2022 revenue and adjusted EBITDA guidance

TEMPLE, GA, March 15, 2022 – Janus International Group, Inc. (NYSE: JBI) (“Janus” or the “Company”), a leading provider of cutting-edge access control technologies and building product solutions for the self-storage and other commercial and industrial sectors, today announced financial results for the fourth quarter and full year ended January 1, 2022.

Fourth Quarter 2021 Highlights

•

Revenues of $235.4 million, a 58.4% increase compared to $148.6 million for the fourth quarter of 2020, driven primarily by strong performance across all sales channels, including Commercial and Other up 64.4%, Restore, Rebuild & Replace (“R3”) up 58.4%, and New Construction up 54.2%, along with a $27.2 million contribution from recent acquisitions and the positive impact of the continuing pandemic recovery.

•

Net income was $10.3 million, or $0.07 per diluted share, compared to $15.1 million, or $0.23 per diluted share in the fourth quarter of 2020. The quarter over quarter decrease was driven by an increase in raw material, labor and logistics costs coupled with increased selling and general and administrative expenses, largely attributable to incremental costs associated with being a public company and recent M&A activity. In addition, interest expense was higher quarter over quarter due to the incremental debt associated with the DBCI acquisition, coupled with increased expense associated with the mark-to-market of the private warrants prior to their redemption in the fourth quarter. Finally, the increase in the weighted average number of outstanding shares as a result of the business combination in June of 2021 also had a negative impact per share for the quarter.

•

Adjusted net income (defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation tables below) of $20.5 million, up 27.3% compared to $16.1 million in the fourth quarter of 2020. Adjusted earnings per diluted share of $0.14, compared to $0.24 in the fourth quarter of 2020.

•

Adjusted EBITDA of $43.3 million, a 26.7% increase compared to $34.2 million for the fourth quarter of 2020, driven by increased revenue from all sales channels, partially offset by higher cost of sales and general and administrative expenses. Adjusted EBITDA as a percentage of revenues was 18.4%, a decrease of 4.6% from the prior year period due primarily to higher costs impacting raw material, labor and logistics in advance of commercial actions and cost containment measures taking full effect, as well as incremental costs associated with being a public company and recent M&A activity.

•

Operating cash flow of $15.1 million, compared to $23.9 million in the fourth quarter of 2020, reflecting continued investments in working capital to support the ongoing growth of the business, primarily an increase in inventory to ensure supply to the company’s plants in the current raw material constrained environment coupled with higher accounts receivable from increased revenues.

Full Year 2021 Highlights

•

Revenue was $750.2 million compared to $549.0 million in full year 2020. The 36.6% improvement, including 30.0% organically, was driven primarily by strong performance in R3 and Commercial and Other, the addition of $36.6 million from DBCI and ACT, and the impact of the continued recovery from the pandemic.

•

Net income was $43.8 million, or $0.40 per diluted share, compared to $56.8 million, or $0.86 per diluted share in full year 2020. The year over year decrease is attributable to the same items described in the Fourth Quarter 2021 Highlights above.

•

Adjusted net income was $67.3 million, up 21.7% compared to $55.3 million in full year 2020. Adjusted net income per diluted share was $0.62, compared to $0.84 in full year 2020. Both GAAP and non-GAAP earnings per diluted share were impacted by a significantly higher average share count in 2021 as a result of the business combination in June of 2021.

•

Adjusted EBITDA was $148.2 million compared to $126.4 million in full year 2020. As a percent of revenues, Adjusted EBITDA was 19.8% as compared to 23.0% in the prior year, primarily due to inflationary increases in raw materials, labor and logistics ahead of commercial initiatives taking full effect, as well as incremental costs associated with being a public company. The company has taken multiple steps to improve margins, including adding price escalation language into longer-term contracts, negotiating change orders on some legacy priced contracts, and continuing to focus on operational excellence through its 5S program.

•	Operating cash flow of $74.8 million compared to $100.8 million in full year 2020. The year over year decrease is attributable to the same items described in the Fourth Quarter 2021 Highlights above.

Ramey Jackson, Chief Executive Officer, stated, “Our strong results capped off a highly successful, transformative year for Janus and our first as a public company. We generated substantial year-over-year revenue growth in the quarter from all of our sales channels, led again by particular strength in our R3 and Commercial and Other segments, and complimented by full-quarter contributions from the DBCI and ACT acquisitions completed earlier in 2021. The pricing and cost initiatives we implemented to combat ongoing cost inflation in raw materials, labor and logistics are beginning to meaningfully impact our results and position us for improved margin performance in the coming quarters. Finally, in November we redeemed all of our outstanding warrants, simplifying our capital structure.”

Mr. Jackson continued, “We are excited about the outlook for Janus, driven by some of the best self-storage industry tailwinds seen in a generation that include occupancy rates in the mid-90% level and a well-capitalized facility developer and ownership base. We have built the foundation for strong revenue growth and improved profitability with contributions from both organic and acquired sources. Armed with our solid balance sheet, laser-focused team, and the long runway of opportunity ahead of us across each of our end markets, we look forward to delivering an even stronger 2022 and beyond for all of our shareholders.”

As indicated in a Form 8-K filed earlier today, the Company is restating both its second and third quarter 2021 reports on Form 10-Q to reflect the correction of a technical error in the accounting for the private placement warrants and transaction bonuses associated with the business combination in June 2021 and the disclosure of segment information. These non-cash corrections had no impact on net revenue, gross margin, adjusted EBITDA or cash flows for any quarter or for the full year of 2021. The form 10-K for full year 2021 reflects the updated accounting for the private placement warrants, transaction bonuses, and segment information.

2022 Financial Outlook:

Based on the Company’s current business outlook, Janus is providing initial full-year 2022 guidance as follows:

•	Revenue in a range of $845 million to $865 million, which represents a 14.0% increase at the midpoint as compared to 2021 levels.

•	Adjusted EBITDA in a range of $183 million to $190 million, which represents a 15.5% increase at the midpoint as compared to 2021 levels.

These preliminary results are derived from preliminary internal financial information and are subject to revision. The estimates set forth above were prepared by the Company’s management and are based upon a number of assumptions. See “Forward-Looking Statements.”

As part of this release, and consistent with the company’s third quarter 2021 earnings release, Janus is providing an Adjusted EBITDA reconciliation that compares the company’s previously released outlook (on a “Management Adjusted EBITDA” basis) to the Adjusted EBITDA reported in public filings. Management Adjusted EBITDA excludes sponsor management fees, acquisition expenses, Nokē-related startup costs, and other non-recurring expenses. Beginning in full-year 2022, the company expects there to be minimal ongoing differences between Adjusted EBITDA and Management Adjusted EBITDA and therefore currently anticipates reporting only Adjusted EBITDA for 2022 and beyond.

About Janus International Group

Janus International Group, Inc. (www.JanusIntl.com) is a leading global manufacturer and supplier of turn-key self-storage, commercial and industrial building solutions, including: roll-up and swing doors, hallway systems, re-locatable storage units and facility and door automation technologies. The Janus team operates out of several U.S. locations and six locations internationally.

Conference Call and Webcast

The Company will host a conference call and webcast to review fourth quarter results, discuss recent events and conduct a question-and-answer session on Tuesday, March 15, 2022, at 10:00 a.m. Eastern time. The live webcast and archived replay of the conference call can be accessed on the Investors section of the Company’s website at www.janusintl.com. For those unable to access the webcast, the conference call will be accessible domestically or internationally, by dialing 1-877-407-0789 or 1-201-689-8562, respectively. Upon dialing in, please request to join the Janus International Group Fourth Quarter 2021 Earnings Conference Call. To access the replay of the call, dial 1-844-512-2921 (Domestic) and 1- 412-317-6671 (International) with pass code 13727529.

Forward Looking Statements

Certain statements in this communication, including the estimated guidance provided under “2022 Financial Outlook” herein, may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this communication are forward-looking statements, including, but not limited to statements regarding Janus’s positioning in the industry to strengthen its pipeline and deliver on its objectives and Janus’s belief regarding the demand outlook for Janus’s products and the strength of the industrials markets. When used in this communication, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue,” or the negative of such terms or other similar expressions, as they relate to the management team, identify forward-looking statements. Such forward-looking statements are based on the current beliefs of Janus’s management, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements.

In addition to factors previously disclosed in Janus’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks of the self-storage industry; (ii) the highly competitive nature of the self-storage industry and Janus’s ability to compete therein; and (iii) the risk that the demand outlook for Janus’s products may not be as strong as anticipated.

There can be no assurance that the events, results, trends or guidance regarding financial outlook identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and Janus is not under any obligation and expressly disclaims any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in Janus and is not intended to form the basis of an investment decision in Janus. All subsequent written and oral forward-looking statements concerning Janus or other matters and attributable to Janus or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above and under the heading “Risk Factors” in Janus’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated from time to time in amendments and its subsequent filings with the SEC.

Non-GAAP Financial Measures

Janus uses measures of performance that are not required by or presented in accordance with GAAP in the United States. Non-GAAP financial performance measures are used to supplement the financial information presented on a GAAP basis. These non-GAAP financial measures should not be considered in isolation or as a substitute for the relevant GAAP measures and should be read in conjunction with information presented on a GAAP basis.

Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures used by Janus to evaluate its operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, Janus believes Adjusted EBITDA and Adjusted Net Income provide useful information to investors and others in understanding and evaluating Janus’s operating results in the same manner as its management and board of directors and in comparison with Janus’s peer group companies. In addition, Adjusted EBITDA and Adjusted Net Income provide useful measures for period-to-period comparisons of Janus’s business, as they remove the effect of certain non-recurring events and other non-recurring charges, such as acquisitions, and certain variable or non-recurring charges. Adjusted EBITDA is defined as net income excluding interest expense, income taxes, depreciation expense, amortization, and other non-operational, non-recurring items. Adjusted Net Income is defined as net income plus the corresponding tax-adjusted add-backs shown in the Adjusted EBITDA reconciliation.

Adjusted EBITDA and Adjusted Net Income should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. There are a number of limitations related to the use of Adjusted EBITDA and Adjusted Net Income rather than net income (loss), which is the nearest GAAP equivalent of Adjusted EBITDA and Adjusted Net Income. These limitations include that the non-GAAP financial measures: exclude depreciation and amortization, and although these are non-cash expenses, the assets being depreciated may be replaced in the future; do not reflect interest expense, or the cash requirements necessary to service interest on debt, which reduces cash available; do not reflect the provision for or benefit from income tax that may result in payments that reduce cash available; exclude non-recurring items (i.e., the extinguishment of debt); and may not be comparable to similar non-GAAP financial measures used by other companies, because the expenses and other items that Janus excludes in the calculation of these non-GAAP financial measures may differ from the expenses and other items, if any, that other companies may exclude from these non-GAAP financial measures when they report their operating results. Because of these limitations, these non-GAAP financial measures should be considered along with other operating and financial performance measures presented in accordance with GAAP.

Janus International Group, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands)

	Three Months Ended		Year Ended
	January 1, 2022	December 26, 2020	January 1, 2022	December 26, 2020
REVENUE
Sales of product	$201,876	$122,409	$619,967	$439,458
Sales of services	$33,477	$26,181	$130,182	$109,516

Total revenue	$235,353	$148,591	$750,150	$548,973
Cost of Sales	$158,717	$90,395	$498,787	$345,150

GROSS PROFIT	$76,636	$58,196	$251,363	$203,823
OPERATING EXPENSE
Selling and marketing	$14,388	$8,731	$46,295	$34,532
General and administrative	$33,662	$24,070	$111,981	$76,946
Contingent consideration and earnout fair value adjustments	$—	$700	$687	$(2,175)

Operating Expenses	$48,051	$33,501	$158,963	$109,303

INCOME FROM OPERATIONS	$28,586	$24,694	$92,400	$94,521
Interest expense	$(9,611)	$(8,564)	$(32,876)	$(36,011)
Other income (expense)	$(936)	$23	$(3,324)	$441
Change in fair value of derivative warrant liabilities	$(7,542)	$—	$(5,918)	$—

Other Expense, Net	$(18,088)	$(8,541)	$(42,118)	$(35,570)

INCOME BEFORE TAXES	$10,497	$16,154	$50,283	$58,951
Provision for Income Taxes	$216	$1,060	$6,481	$2,114

NET INCOME	$10,282	$15,094	$43,801	$56,837

Other Comprehensive Income (Loss)	$174	$2,344	$(722)	$1,926

COMPREHENSIVE INCOME	$10,456	$17,438	$43,080	$58,762

Net income attributable to common stockholders	$10,282	$15,094	$43,801	$56,837

Weighted-average shares outstanding, basic and diluted
Basic	143,240,473	66,052,578	107,875,018	65,843,575
Diluted	144,122,146	66,052,578	108,977,811	65,843,575
Net income per share, basic and diluted
Basic	$0.07	$0.23	$0.41	$0.86
Diluted	$0.07	$0.23	$0.40	$0.86

Janus International Group, Inc.

Consolidated Balance Sheets

(In thousands)

	January 1,	December 26,
	2022	2020
ASSETS
Current Assets
Cash and cash equivalents	$13,192	$45,255
Accounts receivable, less allowance for doubtful accounts; $5,449 and $4,485, at January 1, 2022 and December 26, 2020, respectively	$107,372	$75,135
Costs and estimated earnings in excess of billing on uncompleted contracts	$23,121	$11,399
Inventory, net	$56,596	$25,282
Prepaid expenses	$9,843	$5,950
Other current assets	$4,057	$5,192

Total current assets	$214,181	$168,213
Property and equipment, net	$41,607	$30,971
Customer relationships, net	$312,199	$309,472
Tradename and trademarks	$107,980	$85,598
Other intangibles, net	$15,861	$17,388
Goodwill	$369,286	$259,423
Deferred tax asset, net	$58,915	$—
Other assets	$1,973	$2,415

Total assets	$1,122,002	$873,480

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$54,961	$29,889
Billing in excess of costs and estimated earnings on uncompleted contracts	$23,207	$21,525
Current maturities of long-term debt	$8,067	$6,523
Other accrued expenses	$54,111	$37,165

Total current liabilities	$140,346	$95,102
Line of credit	$6,369	$—
Long-term debt, net	$703,718	$617,604
Deferred tax liability, net	$749	$15,269
Derivative warrant liability	$—	$—
Other long-term liabilities	$2,533	$4,631

Total liabilities	$853,715	$732,606

STOCKHOLDERS’ EQUITY
Common Stock, 825,000,000 shares authorized, $0.0001 par value, 146,561,717 and 66,145,633 shares issued and outstanding at January 1, 2022 and December 26, 2020, respectively	$15	$7
Additional paid in capital	$277,799	$189,299
Accumulated other comprehensive loss	$(949)	$(227)
Accumulated deficit	$(8,578)	$(48,205)

Total stockholders’ equity	$268,287	$140,874

Total liabilities and stockholders’ equity	$1,122,002	$873,480

Janus International Group, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended
	January 1, 2022	December 26, 2020
Cash Flows Provided By Operating Activities
Net income	$43,801	$56,837
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	6,450	5,985
Intangible amortization	31,588	27,046
Deferred finance fee amortization	3,222	3,226
Share based compensation	5,327	171
Gain (loss) on extinguishment of debt	2,415	(258)
Change in fair value of contingent consideration and earnout	687	(2,175)
Loss on sale of assets	38	36
Loss on abandonment of PP&E	794	—
Change in fair value of derivative warrant liabilities	5,918	—
Undistributed (earnings) losses of affiliate	151	(61)
Deferred income taxes	4,849	349
Changes in operating assets and liabilities
Accounts receivable	(22,635)	(2,517)
Costs and estimated earnings in excess of billings and billings in excess of costs and estimated earnings on uncompleted contracts	(11,619)	(75)
Prepaid expenses and other current assets	(6,017)	(2,681)
Inventory	(22,239)	2,886
Accounts payable	16,553	374
Other accrued expenses	18,312	9,394
Other assets and long-term liabilities	(2,764)	2,310

Net Cash Provided By Operating Activities	$74,829	$100,847

Cash Flows Used In Investing Activities
Proceeds from sale of equipment	83	43
Purchases of property and equipment	(19,866)	(6,338)
Proceeds from sale leaseback transaction	9,638	—
Cash paid for acquisitions, net of cash acquired	(179,744)	(4,472)

Net Cash Used In Investing Activities	$(189,889)	$(10,767)

Cash Flows Provided by (Used In) Financing Activities
Net borrowings on line of credit	6,369	—
Distributions to Janus Midco LLC unitholders	(4,174)	(48,954)
Principal payments on long-term debt	(68,858)	(8,254)
Proceeds from issuance of long-term debt	155,000	—
Proceeds from merger	334,874	—
Proceeds from PIPE	250,000	—
Payments for transaction costs	(44,489)	—
Payments to Janus Midco, LLC unitholders at the business combination	(541,710)	—
Proceeds from warrant exercise, net of redemptions	110	—
Payment of contingent consideration	—	(6,923)
Payments for deferred financing fees	(4,321)	—

Cash Provided By (Used In) Financing Activities	$82,800	$(64,131)

Effect of exchange rate changes on cash and cash equivalents	197	(600)

Net (Decrease) Increase in Cash and Cash Equivalents	$(32,062)	$25,349

Cash and Cash Equivalents, Beginning of Fiscal Year	$45,255	$19,906

Cash and Cash Equivalents, End of Fiscal Year	$13,192	$45,255

Supplemental Cash Flows Information
Interest paid	$32,852	$30,849
Income taxes paid	$2,054	$1,301

Janus International Group, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

	Three Months Ended		Variance
	January 1, 2022	December 26, 2020	$	%
Net Income	$10,282	$15,094	$(4,812)	(31.9)%
Interest Expense	9,611	8,564	1,047	12.2%
Income Taxes	216	1,060	(844)	(79.6)%
Depreciation	1,772	1,714	58	3.4%
Amortization	9,736	6,758	2,978	44.1%

EBITDA	$31,616	$33,190	$(1,574)	(4.7)%
BETCO transition fee(1)	—	—	—	—%
BETCO contingent consideration	—	700	(700)	(100.0)%
Loss (gain) on extinguishment of debt(2)	—	—	—	—%
COVID-19 related expenses(3)	35	324	(289)	(89.3)%
Transaction related expenses(4)	—	—	—	—%
Facility relocation(5)	1,004	—	1,004	—%
Share-based compensation(6)	3,151	—	3,151	—%
Change in fair value of contingent consideration and earnout(7)	—	—	—	—%
Change in fair value of derivative warrant liabilities(8)	7,542	—	7,542	—%

Adjusted EBITDA	$43,347	$34,214	$9,133	26.7%

	Year Ended		Variance
	January 1, 2022	December 26, 2020	$	%
Net Income	$43,801	$56,837	$(13,035)	(22.9)%
Interest Expense	32,876	36,011	(3,135)	(8.7)%
Income Taxes	6,481	2,114	4,367	206.6%
Depreciation	6,450	5,985	465	7.8%
Amortization	31,588	27,046	4,542	16.8%

EBITDA	$121,197	$127,992	$(6,796)	(5.3)%
BETCO transition fee(1)	—	15	(15)	(100.0)%
Loss (gain) on extinguishment of debt(2)	2,415	(258)	2,672	(1037.6)%
COVID-19 related expenses(3)	1,274	850	424	49.9%
Transaction related expenses(4)	10,398	—	10,398	100.0%
Facility relocation(5)	1,106	—	1,106	100.0%
Share-based compensation(6)	5,210	—	5,210	100.0%
Change in fair value of contingent consideration and earnout(7)	687	(2,175)	2,862	(131.6)%
Change in fair value of derivative warrant liabilities(8)	5,918	—	5,918	100.0%

Adjusted EBITDA	$148,205	$126,425	$21,780	17.2%

(1)	Retainer fee paid to former BETCO owner, during the transition to a new President to run the business and related one-time-consulting fee.
(2)

Adjustment for loss (gain) on extinguishment of debt regarding the write off of unamortized fees and third-party fees as a result of the debt modification completed in February 2021 and the prepayment of debt in the amount of $61.6 million that occurred on June 7, 2021 in conjunction with the Business Combination. In July 2020, Janus repurchased approximately $2.0 million of principal amount of the 1st Lien at an approximate $0.3 million discount, resulting in a gain on the extinguishment of debt. See Liquidity and Capital Resources section.

(3)	Expenses which are one-time and non-recurring related to the COVID-19 pandemic. See Liquidity and Capital Resources section.

(4)	Transaction related expenses incurred as a result of the Business Combination on June 7, 2021 which consist of employee bonuses and the transaction cost allocation.
(5)	Expenses related to the facility relocation for Steel Storage.
(6)	Share-based compensation expense associated with Midco, LLC Class B Common units that fully vested at the date of the Business Combination.
(7)

Adjustment related to the change in fair value of the earnout of the 2,000,000 common stock shares that were issued and released on June 21, 2021. Contingent consideration adjustment related to the acquisition of BETCO and NOKE in the period ended January 1, 2022.

(8)	Adjustment related to the change in fair value of derivative warrant liabilities for the private placement warrants.

Janus International Group, Inc.

Adjusted EBITDA to Management Adjusted EBITDA Reconciliation

(In millions)

	Three Months Ended		Year Ended
	January 1, 2022	December 26, 2020	January 1, 2022	December 26, 2020
Net Income	$10.3	$15.1	$43.8	$56.8
Interest Expense	9.6	8.6	32.9	$36.0
Tax Expense/(Benefit)(1)	0.2	1.1	6.5	$2.1
Depreciation and Amortization	11.5	8.5	38.0	33.0
EBITDA Adjustments(2)	11.7	1.0	27.0	(1.6)

Non-GAAP Adjusted EBITDA(3)	$43.3	$34.2	$148.2	$126.4
Management Fee(4)	(0.1)	2.9	3.0	7.6
Acquisition Expense(5)	0.2	0.1	3.4	0.3
Non-Recurring Other(6)	2.3	1.8	4.4	5.1
Noke Startup(7)	—	1.2	2.5	4.2
Management Adjusted EBITDA	$45.8	$40.2	$161.5	$143.6

(1)	Prior to the Business Combination on June 7, 2021, Janus was registered as an LLC (pass-through tax entity.)
(2)	Refer to SEC public filings for detailed breakout. The amount reconciles to the EBITDA Adjustments/Non-GAAP Adjustments
(3)	Reconciles to 10-K reported Adjusted EBITDA.
(4)	Quarterly management fees paid to unitholders and BOD fees and expenses paid prior to June 7, 2021
(5)	Transaction expenses associated with recent acquisitions.
(6)	Consists of other non-recurring items such as professional services and other one-time expenses.
(7)	One-time expenses associated with Nokē Smart Entry product launch.

Investor Contacts, Janus

Rodny Nacier / Dan Scott

IR@janusintl.com

(770) 562-6399

Media Contacts, Janus

Bethany Morehouse

Marketing Content Manager, Janus International

770-746-9576

Marketing@Janusintl.com

Margot Olcay, ICR

Margot.Olcay@ICRinc.com

Source: Janus International Group, Inc.